Exhibit 23(j)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report dated May 18, 1998 in the Registration Statement of Investors Cash Trust on Form N-1A and its incorporation by reference in the related Prospectus filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 12 to the Registration Statement under the Securities Act of 1933 (File 33-34645) and in this Amendment No. 14 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-6103).



                                                             ERNST & YOUNG LLP
Chicago, Illinois
July 26, 1999